                 PRODUCT DEVELOPMENT AND DISTRIBUTION AGREEMENT

This Product Development and Distribution Agreement is made effective as of the 15th day of September 1997, by and between New Era Nutrition Inc. of Alberta, Canada (hereinafter referred to as "New Era") and Mannatech Incorporated of Texas, USA (hereinafter referred to as "Mannatech").

WITNESSETH:

WHEREAS, New Era is engaged in the research, development, manufacture and sale of functional foods and nutraceuticals, and possesses particular technology or know how which it is applying to develop products under its brand and for third parties;

AND WHEREAS, Mannatech is a marketer and distributor of nutraceutical products through a multi-level distribution, network;

AND WHEREAS, Mannatech is desirous to engage New Era to develop nutraceutical food bars which Mannatech will market and distribute in accordance with its methodology of product distribution in domestic and world markets;

NOW THEREFORE, New Era and Mannatech intending to become legally bound and in consideration of their mutual covenants and promises herein contained agree as follows:

1. Subject to and in accordance with the terms and conditions hereof, Mannatech hereby engages New Era to formulate and develop prototype nutraceutical food bars which Mannatech intends to exclusively market and distribute ("Mannatech Bars").

2. Each of Mannatech and New Era have a vested interest to support the commercial success of Mannatech Bars. Each parry shall reasonably cooperate with the other and shall apply reasonable efforts as applicable, to assure tide success of Mannatech Bars through the cycle of product development, manufacture, marketing, merchandising and sale.

3. In accordance with the provisions of this Agreement. Mannatech may from time to time, request New Era to perform specific product development as set out in a proposed written work order ("Proposed Work Order"). The Proposed Work Order shall contain complete guidelines and specifications for product development, as the parties may reasonably require in order for New Era to assess technical and market feasibility including: target consumer(s), intended price, proposed launch date, jurisdictional and regulatory restrictions, ingredient contents and restrictions, nutritional specifications, organoleptic criteria, shelf life, manufacturing process and preferred manufacturer.

4. (a) If New Era agrees to proceed, the parties shall negotiate the terms of the Work Order including: the projected cost and time for development work, as well as other technical and business aspects as the parties determine at such time ("Work Order").

     (b) Any subsequent changes to the Work Order shall be in writing and shall be in the form of a Change Order ("Change Order"). Any and all services to be performed and products to be developed pursuant to the Work Order and each Change Order shall constitute the work to be performed under this Agreement (the "Work"). Any Change Order which increases the Work by more than 10% shall require written approval of both parties. Mannatech shall compensate New Era for any Work in excess of the Work Order at a rate of $150.00 per hour.

     (c) In respect of each Work Order, New Era and Mannatech will each identify to the other a technical representative who will have the primary responsibility to coordinate all product development issues between the parties during the course of the Work.

     (d) Completion of a Work Order to Mannatech's reasonable satisfaction, shall be evidenced by the provision of completed reasonably acceptable prototype sample(s) supported by nutritional laboratory analysis which are consistent with the Work Order or any Change Order(s).

5. (a) During the term of this Agreement or any license between the parties, provided Mannatech is not in default of a material obligation of this Agreement or the license at issue (provided (30) days have lapsed without such default being cured after receipt of a written notice of such default stating with specificity the nature, extent and cure required regarding such default) New Era shall not directly or indirectly develop, manufacture or market an "equivalent or derivative product" means any other multi-level marketing company or any other form of retail distribution. For the purpose of this Agreement "equivalent or derivative product" means any bar formulated by New Era which substantially replicates the Mannatech Bars as to the combination of specific macro and micro nutrients and claims regarding such micro nutrients, stated functional features, esthetic and organoleptic features, with or without Mannatech's proprietary ingredients, an/or formulations. Nothing in this Agreement is intended to prevent New Era from developing, manufacturing or marketing any other type of bar.

     (b) During the term of this Agreement or any license between the parties, provided New Era is not in default of a material obligation of this Agreement or the license at issue (provided (30) days have lapsed without such default being cured after receipt of a written notice of such default stating with specificity the nature, extent and cure required regarding such default), Mannatech shall not directly or indirectly develop, manufacture, acquire for distribution or market any type of bar including food bar, vitamin bar or nutraceutical bar derived from any entity other than New Era.

6. Prior to the sale of each Mannatech Bar developed pursuant to this Agreement, the parties shall enter a licensing agreement with terms in form and substance similar to that set forth in Exhibit "A". The license agreement may include additional commercial terms hereafter agreed to by the parties in respect of each Work Order ("License Agreement"). Each License Agreement which is executed by New Era and Mannatech shall be attached as an Appendix "A" hereto and shall form a part of this Agreement. Mannatech shall not assign or transfer any License Agreement entered pursuant to this Agreement, without the prior written consent of New Era, except to an affiliate or subsidiary, provided such affiliate or subsidiary becomes a party to this Agreement and provided Mannatech remains primarily and jointly liable and responsible for the performance of all its obligations and those of its transferee or assignee.

7. (a) Mannatech acknowledges the proprietary nature of the technology and know how applied by New Era in the development of Mannatech Bars from time to time under this Agreement ("New Era Technology"). New Era retains ownership to all intellectual property regarding New Era Technology which includes the recipe, formulation, development, manufacture, technology, know how and process of the Mannatech Bars. Mannatech shall not directly or through others, for a period of one year following the expiration of this Product Development and Distribution Agreement and any License incident thereto, attempt to alter any Mannatech Bars, without the prior written consent of New Era. So long as the provisions of the Product Development and Distribution Agreement and any License Agreement incident thereto are observed, nothing contained herein shall be deemed to preclude Mannatech from developing its own bar product which is not based on New Era Technology, provided the Product Development and Distribution Agreement &id any License Agreement incident thereto have been lawfully terminated or have expired. (b) All technology which is possessed or entitled to be possessed by Mannatech prior to the date of this Agreement (hereinafter "Mannatech Technology"), as evidenced by its books and records, shall remain the sole property of Mannatech. No license or other right to such technology is granted therein by this Agreement. Mannatech retains ownership to all intellectual property in the Mannatech Technology including formulations, manufacturing processes, technology. and know how as well as Mannatech's proprietary Ambrotose-TM- and its Metabolically Formulated Dietary Supplement Profile products.

     (c) Mannatech agrees that it will not attempt to interfere, circumvent or usurp New Era in its contractual negotiations or relations with third parties in regards to product development or manufacturing.

     (d) Any products developed and/or sold by Mannatech in contravention of the Product Development and Distribution Agreement and any License Agreement incident thereto, shall be deemed to be the property of and for the benefit of New Era. If requested Mannatech shall assign, and shall require those over who it has control to assign, any and all rights determined to conflict or be inconsistent with New Era's ownership according hereto. The provisions herein shall survive expiration or termination of this Agreement.

8. The parties agree to maintain information confidential in accordance with the provisions in this Agreement and the Secrecy Agreement set out in Appendix "B" attached hereto and forming a part of this Agreement. Either party may propose to the other such additional provisions as it may reasonably require for the protection of its confidential information, which the parties shall deal with in good faith. The provisions herein shall survive expiration or termination of this Agreement.

9. During the term of this Agreement or any License hereunder, New Era shall offer Mannatech a first right to distribute any new nutraceutical bar formulations which New Era intends to offer to third parties for multi-level marketing. Mannatech shall offer New Era a first right to conduct research and development, to formulate, provide and manufacture nutraceutical bar products which it intends to sell. In respect of each offer provided pursuant to this paragraph, the receiving parry shall provide a complete written proposal within 30 days of receipt of each such offer, which the offering party shall have the absolute discretion to accept of reject. All information exchanged hereunder shill be kept confidential and shall not be used for any other purpose. Any offer hereunder not accepted within 30 days after submission shall be deemed rejected.

10. In accordance with the terms and provisions of this Agreement, at the termination of this Agreement or any License incidental thereto (or any renewal or extension thereof) provided such termination was not the result of a breach by Mannatech, Mannatech shall have the right and ability to make bar and food products, particularly using its proprietary ingredients and formulae, so long as it does not employ any of the Intellectual Property or other proprietary property of New Era.

11. For any work performed in Canada, New Era shall at its discretion attempt to secure research and development assistance by grant, matching funds or strategic relationship from government, academic or scientific institutions, or industry agency, as may be applicable and in amounts and with conditions or terms agreed to by the parties, provided that the same shall not negatively affect any rights of Mannatech hereunder.

12. Subject to earlier payment terms imposed by third parties, all payments shall be paid by wire transfer or certified check within twenty (20) days after receipt of an invoice. Invoices shall be accompanied by supporting documentation.

13. Any reference to either New Era or Mannatech is deemed to include subsidiary and affiliated companies. This Agreement shall be binding upon the parties hereto and upon their respective officers, executors, administrators, legal representatives, successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

14. This Agreement shall be governed for all purposes by the laws and courts of the Province of Alberta, Canada. The parties hereby consent and agree not to oppose the filing of any final, non-appealable judgment in any jurisdiction in which it owns assets or conducts business. If any provision of this Agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from the Agreement, all other provisions shall otherwise remain in full force and effect. Notwithstanding the foregoing, the parties agree that in the event subject matter or length of time set forth in this Agreement is deemed too restrictive (except the term of the Agreement itself), in any court proceeding; the court may reduce such restrictions to that which it deems reasonable under the circumstances, but may not otherwise modify the terms and conditions of this Agreement.

15. The obligations respecting disclosure and use of secret information shall survive expiration or termination of this Agreement. In the event of conflict between the provisions of this Agreement or the Appendices, the more specific provision shall apply firstly and the more restrictive interpretation secondly.

16. In the event of any dispute under this Agreement, the parties agree to resolve such dispute through a process of arbitration in accordance with the Arbitration Act of the Province of Alberta. The parties shall appoint an arbitrator within 30 days of a party invoking arbitration, failing which the arbitrator shall forthwith be appointed upon application by either parry to a court of law. The decision of the arbitrator shall be binding upon the parties.

17. This Agreement and the Appendices hereto constitute the entire understanding of the parties and replace any and all former agreements, understanding or representations relating in any way to the subject matter hereof, and contain all of the terms, conditions, understanding, and promises of the parties hereto relating to the subject matter, hereof.

IN WITNESS WHEREOF, THE PARTIES EXECUTED THE FOREGOING AGREEMENT AS OF THE DATE FIRST SET OUT ABOVE.

NEW ERA NUTRITION INC.                  MANNATECH INCORPORATED


/s/ Saul Katz                           /s/ Tony Canale
-----------------------------           -------------------------------------
PRESIDENT                               CHIEF EXECUTIVE OFFICER

APPENDIX "A" TO A PRODUCT DEVELOPMENT AGREEMENT BETWEEN NEW ERA NUTRITION INC. AND MANNATECH INCORPORATED DATED SEPTEMBER 15th, 1997 (HEREINAFTER REFERRED TO AS THE "MASTER AGREEMENT") TERMS DEFINED IN THE MASTER AGREEMENT SHALL HAVE THE SAME MEANING IN THIS EXHIBIT "A".

LICENSE PROVISIONS:

RE: Work Order for three metabolic profile nutraceutical bars developed to Licensee requirements and containing its proprietary ingredients, all in accordance with the Master Agreement ("Mannatech Bars").

LICENSER:      New Era Nutrition Inc.
LICENSEE:      Mannatech Incorporated.

TERRITORY:     Exclusive worldwide.

DURATION:      Initial term of five (5) years, with an automatic option for
               Licensee to renew the License for three (3) subsequent terms of three (3) years, provided the License Agreement has not terminated.

ROYALTY: Licensee shall pay Licenser the following per bar royalty on the total amount of Mannatech Bars sold by Licensee or offered as a promotion by Licensee (other than those bars distributed strictly for sampling purposes and without consideration) and subject to credits in royalties occasioned by returns of Mannatech Bars, if any, as follows, all funds are in CDN currency:
                    (a)  0-5,000,000 bars @            $.10 per bar
                    (b)  5,000,001 bars and over       $.08 per bar
               Royalty rates per bar are based on cumulative volume over the life of the License and are not figured on annual volumes.

               Licenser, except by the terms of hereto or as otherwise may be agreed to by Licensee, is precluded from receiving any other payment, consideration, concession or thing of value in respect of the Mannatech Bars, especially including from any third party who is a vendor or potential vendor of Licensee.

CHANNELS OF
DISTRIBUTION:  Multi-level, but precluding retail sales.


TERMS & CONDITIONS:
1. This is a per bar royalty arrangement. Licensee is to pay all costs in accordance with the Master Agreement, this License Agreement and Appendix "C".

2. The Licensee shall have the exclusive worldwide right to sell the Mannatech Bars. The Licensee shall use its best efforts to sell the Mannatech Bars. The Licenser shall not sell Mannatech Bars or an equivalent or derivative product, to any third party, in accordance with the terms of this License Agreement and the Master Agreement as applicable.

3. Upon approval of Appendix "C" the Licensee shall forthwith provide the Licenser with a non-refundable retainer equal to 50% of the budgeted cost. The balance shall be paid forthwith upon receipt of invoices.

4. Licenser and Licensee shall jointly and reasonably agree on manufacturing issues including: choice of manufacturing facility(s), volume and timing of bars to be manufactured from time to time, technical specifications regarding packaging material, cost of manufacturing, as well as such other reasonable manufacturing specifications consistent with the Work Order to which the Mannatech Bus shall comport. Licensee shall have final determination of the choice of manufacturer.

5. The Licenser may, at its sole discretion, determine and implement such measures it deems necessary to keep its Mannatech Bar formulations confidential, which measures may include restriction of information to the manufacturer, and the pre-mixing of particular ingredients prior to their delivery to the manufacturer, provided the end product shall conform to any applicable requirement of good manufacturing practices for either foods or dietary supplements (as specifically identified by Licensee to Licenser) both in the country of manufacture and intended shipment and sale.

6. All costs (approved in advance by Licensee) relating to product development, manufacturing and sale shall be to the expense of the Licensee. There shall be no cost whatsoever to Licenser other than as specifically set out herein. Without limiting the generality of the foregoing, cost to the Licensee includes all costs of product development in accordance with Appendix "C", as well as such additional items as ingredient acquisition and delivery, manufacturing, packaging, analysis, regulatory compliance and the ratable portion of Licenser's reasonable in-house personnel and overhead, as well as subcontracts cost related to any of the foregoing (as set out in Exhibit "C" and any amendments which the parties may agree to). All invoices relating to the cost of manufacturing shall be invoiced to and payable by the Licensee for payment. The Licensee shall receive the benefit of any volume discounts.

7. The Licenser, as directed and at the request of Licensee, shall act on behalf of the Licensee in respect of manufacturing matters, but will not attempt to bind the Licensee to any obligation without the Licensee's express review and approval. At the request of the Licensee, the Licenser shall negotiate prices and conditions with bar manufacturers and ingredient suppliers, and shall make recommendations to the Licensee. The Licenser shall assist in the coordination of the initial manufacturing process at the direction of the Licensee ("the first commercial run"). Licenser, at the direction of the Licensee shall conduct approved communications with bar manufacturer(s) and ingredient suppliers. In addition to the royalty payment, the Licensee shall reimburse the Licenser for pre-approved work regarding aspects of the manufacturing process authorized in advance by the Licensee, after the first commercial run on the basis of $150.00 per hour and at! out of pocket expenses reasonably incurred.

8. The Licensee shall apply its best efforts to market, promote, distribute and sell the Mannatech Bars in the Territory and through its channel of distribution. The Licensee shall aggressively launch the sale of each NE bar within six months from delivery of a prototype acceptable to the Licensee.

9. The Licensee shall provide the Licenser with sales information, royalty and all other payments respecting the Mannatech Bars no later than the twentieth (20th) day of each month, in respect of the preceding month throughout the effective term of this License Agreement and any renewal or extension thereof. On a quarterly basis, the Licensee shall provide the Licenser with sales information (to be prepared by or under the supervision of a certified accountant) in regard to the Mannatech Bars. Licenser shall have the right to inspect and bake copies of Licensee records in respect of operations and sales of Mannatech Bars, provided Licenser provides Licensee a minimum of forty eight (48) hours notice in writing, and conducts its review in a manner which does not unreasonably interfere with Licensee's operations.

10. This License Agreement may be terminated by a party providing a written notice of a material default by the other party, provided thirty (30) days have lapsed without such default being cured after receipt of a written notice of such default stating with specificity the nature, extent and cure required regarding such default. New Era may terminate this License Agreement in the event Mannatech fails to achieve minimal annual sales targets reasonably established by the parties prior to each term in years in which such requirement is applicable. Minimal sales targets of Mannatech Bars will be established by the mutual agreement of the parties after the Licenser shall have commercially sold the Mannatech Bars for a one (1) year period. The parties shall meet on or before sixty (60) days from the first anniversary date of the first commercial sale of the Mannatech Bars to in good faith establish minimal sales targets for each of the following years.

11. All compositions and formulations developed concerning Mannatech Bus hereunder during performance of the Work Order under the License Agreement and pursuant to the Master Agreement (hereinafter "Mannatech Bar Compositions") shall be owned by Licenser. To the extent that Licensee determines in its sole discretion to seek patent protection for the Mannatech Bar Composition, the parties agree to cooperate in the filing and prosecution of any and all patent applications, including continuations, divisions, reissues and renewals thereof, which cover, in whole or in part, or otherwise relate to the Mannatech Bar Compositions. Licensee shall be responsible for the filing and prosecution of each such patent application as well as the payment of all fees associated therewith and the maintenance and renewal of any patents that issue from such patent applications. Licenser and Licensee acknowledge and agree that each party shall own a one-half (1/2) undivided interest in any patents that issue from such patent applications and that include at least one claim directed to the Mannatech Bar Compositions ("Patents"). Licenser and Licensee also acknowledge and agree that in the absence of the prior written consent of the other party, neither party shall grant (i) licenses to third parties to make, use or sell the subject matter claimed in the Patents, or (ii) covenants not to sue third parties for infringements of the Patents. Other than license fees to be paid by Licensee to Licenser according to any License Agreement, Licensee shall in all cases have a royalty-free license under any and all Patents.

12. The parties agree to cooperate for their mutual benefit in the filing of any available joint patents for the Mannatech Bars, which will be co-owned, as the parties shall hereafter agree. Other than license fees to be paid by the Licensee to the Licenser for product development, there will be no additional license fees payable by the Licensee for the use of any patents acquired and owned jointly by the parties which would otherwise be payable by the Licensee, and are hereby waived. Notwithstanding joint ownership, all costs relating to patent protection including professional fees and registration shall be to the expense of the Licensee.

13. In relation to the development, manufacture, marketing and sale of the Mannatech Bus, the parties shall comply with all applicable rules, regulations, standards and orders of authoritative bodies whether of government or industry.

14. Licensee shall indemnify and save Licenser its officers and directors harmless in any claim or action occasioned by its actions, omissions or errors whatsoever which may arise from this License Agreement or the Master Agreement during or after expiration thereof Licenser shall indemnify and save Licensee its officers and directors harmless in any claim or action occasioned by its actions, omissions or errors whatsoever which may arise from this License Agreement or the Master Agreement during or after expiration thereof.

15. Neither party may make any public statement, whether oral or in writing, which makes reference to the other party without the specific prior written approval of the other party in relation to each specific statement.

16. Licenser shall attempt to secure direct government grants up to a total of CDN $20,000.00 to offset the cost to the Licensee of product development as set out in Appendix "C", provided that such grants shall not reduce or negatively or adversely affect the rights of either party hereunder.

17. Both parties shall use their best efforts to adhere to the project budget estimate as set out in Appendix "C", and actual overall cost to Licensee may not be exceed more than 10% without the written agreement of both parties.

AGREED TO AS OF THE 15TH DAY OF SEPTEMBER 1997.

NEW ERA NUTRITION INC.                  MANNATECH INC. INCORPORATED

/s/ Saul Katz                           /s/ Tony Canale
-------------------------------         ----------------------------------------
PRESIDENT                               CHIEF EXECUTIVE OFFICER

APPENDIX "B" TO A PRODUCT DEVELOPMENT AGREEMENT BETWEEN NEW ERA NUTRITION INC. AND MANNATECH INCORPORATED DATED SEPTEMBER 15th, 1997 (HEREINAFTER REFERRED TO AS THE "MASTER AGREEMENT")

                            NON-DISCLOSURE AGREEMENT

Mannatech Incorporated (the "Promisor") has a principal place of business at Grand Prairie, Texas USA and New Era Nutrition Inc. (the "Company"), has a principal place of business at Edmonton, Alberta Canada. In consideration of the Company agreeing to disclose to the Promisor certain Confidential Information, the parties hereby agree as follows:

1. PURPOSE: To further a business relationship between the Company and the Promisor, it is necessary and desirable that the Company disclose and provide to the Promisor certain business information and product samples proprietary to the Company, and which the Company considers confidential.

2. DEFINITION: "Confidential Information" includes business, technical information, know-how and product samples, including but not limited to: research and development, products, prototypes and samples, inventions, processes, formulae, specifications, agglomeration of ingredients, trade and product names, designs or drawings, actual or planned and disclosed by the Company, either directly or indirectly, in writing, orally, physically, by drawings or inspection.

3. DISCLOSURE: The Promisor hereby agrees not to disclose Confidential Information to any person or entity other than as permitted herein, and agrees to use its best efforts to prevent inadvertent disclosure of Confidential Information.

4. USE: The Promisor agrees not to use Confidential Information for its own use or for any purpose except to evaluate whether the Promisor desires to become engaged with the Company in a business possibility or, after becoming engaged, to carry out the business with the Company only. The Promisor agrees not to disclose the Confidential Information except to its employees on a need to know basis and in compliance with paragraph 8 hereof. The Promisor agrees not to attempt to reverse engineer any product, sample or prototype of the Company, or without prior written consent first received from the Company, to analyze any such item for any purpose whatsoever.

5. TERMINATION OF OBLIGATION: The obligations of paragraphs 3 and 4 hereof, shall terminate with respect to any particular portion of the Confidential Information, the earlier of receipt of written release from the Company, or the third anniversary of this Agreement unless another agreement has replaced such provisions.

6. PROPERTY RIGHTS AND RETURN OF MATERIALS: All information and materials in any form furnished to the Promisor by the Company shall remain the property of the Company, and nothing contained herein shall be construed as giving the Promisor any license or rights with respect to any information or materials which may be disclosed to the Promisor. The Promisor shall make no copies of any Confidential Information without the prior written consent of the Company. The Promisor shall return to the Company promptly at its request or upon termination of the business relationship contemplated herein, all information and materials provided by the Company along with all copies made thereof.

7. DISCLOSURE OF THE COMPANY: Communications from the Promisor to personnel and authorized representatives of the Company, shall not be in violation of the rights of any third party.

8. PROMISOR'S EMPLOYEES: Upon disclosing Confidential Information to any employee or shortly thereafter, the Promisor shall notify the Company in writing with the name(s) of each such employee(s). Prior to disclosing Confidential Information to any employee, the Promisor shall first obtain an executed non-disclosure agreement substantially in the same form as herein, which protects the Confidential Information.

9. REMEDIES: The Promisor acknowledges that compliance with the provisions of this Agreement is necessary to protect the proprietary interests of the Company. The Promisor further acknowledges that any unauthorized use or disclosure to any third Party in breach of this Agreement may result in irreparable and continuing damage to the Company and agrees that, in the event of such a breach, the Company shall be authorized and entitled to obtain immediately injunctive relief and other remedies to which the Company may be entitled.

10. MISCELLANEOUS: This Agreement shall he construed in accordance with the laws of the province of Alberta and the parties attorn to the jurisdiction of the courts therein. Failure to enforce any provision of this Agreement shall not constitute a waiver of any term hereof. This Agreement contains the entire agreement of, and supersedes any and all prior understandings, arrangements and agreements between the parties hereto, whether oral or written, with respect to the subject matter thereof. This Agreement is binding upon and for the benefit of the parties, their successors and assigns, and cannot be assigned without the consent of the Company.

11. USURPATION OF INFORMATION: Notwithstanding anything to the contrary in this Agreement, the Promisor acknowledges that it will not circumvent or compete with the Company, either on its own or with another, in the development, manufacture, distribution, marketing or sale of any snack or food bar substantially similar to products, samples and prototypes presented to the Promisor

--------------------------------------------------------------------------------
               PROMISOR                           COMPANY
--------------------------------------------------------------------------------
          MANNATECH INCORPORATED                  NEW ERA NUTRITION INC.
--------------------------------------------------------------------------------
Officer:  Sam Caster                         Officer:  Saul Katz
--------------------------------------------------------------------------------
Title:    President                          Title:    President & CEO
--------------------------------------------------------------------------------
At:       Grand Prairie, Texas               At:       Edmonton, Alberta
--------------------------------------------------------------------------------
Dated     August 21, 1997                    Dated:    August 21, 1997
--------------------------------------------------------------------------------
          /s/ Sam Caster                               /s/ Saul Katz
--------------------------------------------------------------------------------


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